SUBSIDIARIES OF THE COMPANY
EXHIBIT 21.1
The following is a list of subsidiaries of the company as of December 31, 2018, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Subsidiary Name	Jurisdiction
Ivy Animal Health, Inc.	Delaware
Elanco UK AH Limited	United Kingdom
Elanco United States, Inc. (FKA: Lilly USA, Corp.)	Delaware
Dista Products Limited	United Kingdom
Elanco Europe Ltd.	United Kingdom
ChemGen Corporation	Massachusetts
Lohmann Animal Health International Inc.	Maine
Elanco Financing S.A.	Switzerland
Lohmann Animal Health GmbH	Germany
Elanco Colombia S.A.S.	Colombia
Elanco Animal Health, Korea, Ltd.	Korea
Elanco Rus Ltd.	Russia
Immuno-Vet Services (Pty) Ltd. South Africa	South Africa
IMMUNOVET Services Zambia Ltd.	South Africa
Elanco (Thailand) Ltd. (FKA: Lohmann Animal Health (Thailand) Co., Ltd.)	Thailand
Pt. Lohmann Elanco Animal Health Indonesia (FKA: Pt. Lohmann Animal Health Indonesia)	Indonesia
Elanco International, Inc.	Indiana
Elanco Europe GmbH	Switzerland
Lohmann Animal Health Beteiligungs GmbH	Germany
Lohmann Animal Health Hungaria Kereskedelmi Kft., Hungary	Hungary
Lohmann Animal Health (Malaysia) Sdn. Bhd	Malaysia
Elanco Polska spó³ka z ograniczon¹ odpowiedzialnoœci¹	Poland
Elanco (Taiwan) Animal Health Co. Ltd. (FKA: Lohmann Animal Health (Farmosa) Co. Ltd.)	Taiwan
Elanco Argentina S.R.L. (later Elanco S.R.L.)	Argentina
Elanco Australasia Pty. Ltd.	Australia
Elanco Bangladesh Limited	Bangladesh
Elanco Saude Animal Ltda. (FKA: Novartis Saude Animal Ltda)	Brazil
Elanco Canada Limited	Canada
Elanco Chile SpA	Chile
Elanco (Shanghai) Animal Health Co., Ltd.	China
Elanco France S.A.S. (FKA: Novartis Sante Animale S.A.S.	France
Elanco India Private Limited	India
Elanco Italia S.p.A. (FKA: Novartis Animal Health S.p.A.)	Italy
Elanco Japan K.K .	Japan
Elanco Salud Animal S.A. de C.V.	Mexico
Elanco Nederland B.V.	Netherlands
Elanco Netherlands Holding B.V.	Netherlands
Elanco Veterina SVN d.o.o. (FKA: Novartis Veterina d.o.o.)	Slovenia
Elanco Tiergesundheit AG (FKA: Novartis Tiergesundheit AG)	Switzerland
Elanco Centre de Recherche Sante Animale SA	Switzerland

SUBSIDIARIES OF THE COMPANY
EXHIBIT 21.1
The following is a list of subsidiaries of the company as of December 31, 2018, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Elanco Animal Health UK Limited (FKA: Novartis Animal Health UK Limited)	United Kingdom
Elanco Animal Vaccines Limited (FKA: Novartis Animal Vaccines Limited)	United Kingdom
Elanco Spain, S.L. (FKA: Novartis Sanidad Animal, S.L.U.)	Spain
Elanco Hayvan Saðlýðý Limited Þirketi	Turkey
Elanco Deutschland GmbH	Germany
Vericore Limited	United Kingdom
Elanco Denmark ApS	Denmark
Elanco Ireland Limited	Ireland
Elanco Belgium BVBA	Belgium
Elanco Malaysia Sdn Bhd	Malaysia
Elanco GmbH	Germany
Elanco Australia Holding Pty Limited	Australia
Elanco Shanghai - Beijing Branch	China
Elanco Tiergesundheit AG -- Algeria Representative Office	Algeria
Elanco Tiergesundheit AG -- Czech Branch	Czech Republic
Elanco Tiergesundheit AG -- Egypt Representative Office	Egypt
Elanco Tiergesundheit AG -- Hungary Branch	Hungary
Elanco Tiergesundheit AG -- Lebanon Representative Office	Lebanon
Elanco Tiergesundheit AG -- Poland Branch	Poland
Elanco Tiergesundheit AG -- Saudi Arabia Branch	Saudi Arabia
Elanco Tiergesundheit AG --Tunisia Representative Office	Tunisia
Elanco Tiergesundheit AG -- Austria Branch	Austria
Elanco Tiergesundheit AG -- Vietnam Representative Office	Vietnam
Elanco Tiergesundheit AG - South Africa Branch	South Africa
Elanco Brazil Holdings Ltda	Brazil
Elanco Denmark ApS -- Norway Branch	Norway
Elanco Denmark ApS -- Sweden Branch	Sweden
Elanco Spain S.L. - Portugal Branch	Portugal
Elanco Philippines Inc.	Philippines
Lohmann Veteriner Urunleri Sanayi Ticaret A.S.	Turkey
Lohmann Animal Health Phils. Corp.	Philippines
ooo Lohmann Animal Health (Russia)	Russia
Lohmann Animal Health South Africa (Pty) Ltd.	South Africa